Exhibit 10.19

Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, certain portions of this exhibit have been omitted because it is both not material and the type of information that the company treats as private or confidential.

CONSULTING AGREEMENT

THIS AGREEMENT is made on the 30th day of June 2022.

BETWEEN

ASEP MEDICAL HOLDINGS INC.

(Collectively as “ASEP”)

(Hereinafter “Company”)

-AND-

MURPHY ENTERPRISES INC.

(Hereinafter “Consultant”)

WHEREAS the Company desires to obtain the benefit of the services of the Consultant, and the Consultant desires to render such services on the terms and conditions set forth;

AND WHEREAS the parties have each received independent legal advice prior to entering into this agreement and enter into this Consulting Agreement (the “Agreement”) voluntarily and without duress;

IN CONSIDERATION of the promises, terms, conditions, covenants, schedules, agreements and obligations herein contained, and other good and valuable consideration, the adequacy of which is acknowledged by each of the parties, the parties agree as follows:

1.0 SERVICES

The Consultant agrees that he/she will at all times faithfully, industriously, and to the best of his skill, ability, experience and talents, perform all of the duties required of this position. In carrying out these duties and responsibilities, the Consultant shall comply with all Company policies, procedures, rules and regulations, both written and oral, as are announced by the Company from time to time. It is also understood and agreed by the Consultant that the assignment, duties, responsibilities and reporting arrangements may be changed by the Company in agreement with Consultant its sole discretion without causing termination of this agreement.

2.0 POSITION TITLE

The Consultant shall occupy the position of Chief Operating Officer of ASEP.

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3.0 COMPENSATION

(a)	The Consultant will be paid CAN$10,000 per calendar month, plus GST. The Company will also reimburse the Consultant for all expenses reasonably incurred in the performance of the services. The payment for each month shall be made in one payment on or before the end of each month of service.

(b)	The Consultant will be eligible for an annual performance bonus at the absolute discretion of the Board of Directors (the “Board”) and in accordance with variable incentive pay plans as they are developed and/or amended by Board from time to time.

4.0 STOCK BASED COMPENSATION

4.1 The Consultant will receive a lump sum allotment of 200,000 stock options exercisable at $0.25 per option on the effective date of this Agreement and will also be eligible to participate in variable incentive pay plans as they are developed and/or amended by the Company from time to time, at the Board of Director’s discretion. This will include eligibility to participate in any future Stock Option, Performance Share Unit, and Restricted Share Unit programs as developed and/or amended by the Company from time to time. All Stock Option, Performance Share Unit, and Restricted Share Unit awards will be subject to the terms and conditions of their respective grant agreements.

4.2 The Consultant shall be eligible, but is not absolutely entitled, to receive other cash or equity-based incentive bonuses, such bonuses to be made at the sole discretion of the Company.

5.0 PERFORMANCE REVIEWS

The Consultant may be provided with written performance appraisals in accordance with the Company’s Performance Management and Human Resources policies.

6.0 TERMINATION

a) The Consultant may at any time terminate this agreement and his/her consulting by giving a minimum of thirty (30) days written notice to the Company.

b) The Company may terminate this Agreement and the Consultant’s services by giving a minimum of six (6) months written notice to the Consultant.

9.0 CONFLICT OF INTEREST

9.1 The Consultant shall not use his/her status as a Consultant of ASEP to obtain personal gain or benefit from those doing or seeking to do business with ASEP, or its vendors or customers.

9.2 The Consultant shall be subject to any Conflict of Interest Policy developed by Company, and as may be amended from time to time.

9.3 The Consultant shall use his/her best efforts to promote the best interests and welfare of ASEP in relation to his/her consulting.

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10.0 CONFIDENTIALITY

10.1 The Consultant hereby covenants and agrees that during the term of his/her Consultant under this Agreement, and subsequent to the termination thereof, for whatever reason or cause, the Consultant shall not, for his or her own benefit, or the benefit of any other person, enterprise or entity, use or disclose, divulge or communicate, any confidential or proprietary information of ASEP, or any of its affiliated companies including, but not limited to, information related to the clients, Contractors, client contracts, users contact information, terms of contracts with suppliers/clients, sale information, sales policies, price lists, customers, suppliers, techniques, concepts, financial information, training and training processes, strategic planning, inventions or research data, except as required by law (the “Confidential Information”), or as required in the performance of the Consultant’s duties to ASEP.

10.2 The Consultant agrees that all such Confidential Information is to be held by the Consultant in the strictest confidence. The Consultant shall take all reasonable precautions to prevent any person, enterprise or entity from having unauthorized access to Confidential Information or use of it.

10.3 The Consultant agrees that all such Confidential Information is material to the effective and successful conduct of ASEP and the goodwill of ASEP as the case may be.

10.4 Promptly upon the termination of the Consultant’s Services, for whatever reason or cause, the Consultant agrees to return to ASEP all Confidential Information in the Consultant’s possession, including all documents and electronic or other records, and all copies thereof.

10.5 The Consultant acknowledges and agrees that the disclosure of Confidential Information would cause irreparable harm to ASEP which would not adequately be compensable for in damages and the Consultant hereby consents to an injunction being issued restraining any breach or further breach of the disclosure of Confidential Information without prejudice to any other remedy which ASEP may have at law or in equity.

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11.0 OWNERSHIP OF INTELLECTUAL PROPERTY

11.1 Definitions as used in this Agreement

(i)	“Work” includes, and is limited to, all partnership development activities undertaken on behalf of ASEP.
(ii)	“Derivative Work” means a Work, however recorded, based upon one or more pre-existing Works, and includes revisions, modifications, translations, abridgments, condensations, expansions or any other forms in which such preexisting Works may be recast, transformed or adapted.
(iii)	“Intellectual Property Rights” means all worldwide intellectual and industrial property rights in connection with the Work.

11.2 The Consultant agrees that the Consultant shall use the electronic access provided to ensure that all Work is accessible to the Company and stored on equipment owned by ASEP. The Consultant shall not, without the written consent of the Company’s Board of Directors, remove any of the Company’s Work, or any original or copy of any other software program, print-out, report, letter, test result, drawing, component, device, record or other document or material of ASEP except in pursuit of the business of ASEP and within the scope of Services by the Company.

11.3 The Consultant hereby waives in favor of the Company and its successors, assigns and nominees, any and all moral rights which the Consultant now or in the future may have in the Work in each jurisdiction throughout the world, including the moral rights prescribed by the Copyright Act of Canada, to the full extent that such rights may be waived in each respective jurisdiction.

12.0 SURVIVAL AND SEVERABILITY

12.1 The parties agree that the provisions set forth herein shall survive the termination of the Consultant’s Services, for whatever reason or cause.

12.2 If any provision of this Agreement is determined to be invalid, void or unenforceable, in whole or in part, such invalid, void or unenforceable provision, or part thereof, shall be severable from this Agreement and shall be deemed not to be affect or impair the validity or enforceability of any other remaining provisions hereof.

13.0 ENTIRE AGREEMENT

This Agreement and the terms hereof constitute and express the entire agreement of the parties hereto with respect to all matters herein and supersedes any and all previous agreements, communications, representations or understandings, whether oral or written. No modification or amendment shall be effective unless it is in writing and signed by all parties hereto.

14.0 WAIVER

No waiver of any breach or default of any of the provisions herein shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed to be a continuing waiver or waiver in respect of any subsequent breach or default, either or a similar or different nature, unless expressly so stated in writing.

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15.0 INDEPENDENT LEGAL ADVICE

The Consultant acknowledges that this Agreement is entered into freely and voluntarily and that he/she has had the opportunity to seek out and obtain independent legal advice in connection with the matters herein addressed, prior to the execution of this Agreement. Each of ASEP and Consultant acknowledges having received good and valuable consideration for the promises and obligations contained herein.

16.0 ASSIGNMENT

The Consultant acknowledges and agrees that the Company may assign this contract to any successor company or other entity into, by or with which the business or assets of ASEP or any other company to which this Agreement relates may be merged, acquired, consolidated or reorganized, or any entity which may purchase all or substantially all of such business or assets.

17.0 NOTICE

All notices, demands or requests hereunder shall be in writing and shall be delivered by hand delivery, email or facsimile transmission to the following address or such other address as either party may designate by written notice to the other party. Delivery shall be deemed to have occurred on the date of such hand delivery, email or facsimile transmission, as the case may be.

(i) Matters directed to ASEP shall be marked to:

Jen Gretchen, CFO
420 – 730 View Street, Victoria, BC V8W 3S2
Email:

(ii) Matters directed to the Consultant shall be sent to:

Murphy Enterprises Inc.
203-815 Hornby St.
Vancouver, BC V6Z 2E6
Email:

18.0 GOVERNING LAW

This Agreement shall be construed and enforced according to the laws of the Province of British Columbia and the laws of Canada applicable therein.

IN WITNESS WHEREOF the parties have executed this Agreement, the day, month and year first above written.

[Signature Page to Follow]

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SIGNED, SEALED AND DELIVERED

MURPHY ENTERPRISES INC.

Name:	Timothy Murphy

ASEP MEDICAL HOLDINGS INC.

Name:	Jen Gretchen

Title:	CFO
I have authority to bind the corporation on behalf of the Shareholders

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